Exhibit 99.1

Rocket Internet Growth Opportunities Corp. Announces Expected Redemption Price for Public Shares

March 23, 2023—GRAND CAYMAN—Rocket Internet Growth Opportunities Corp. (the “Company”) (NYSE: RKTA, RKTA.U), a special purpose acquisition company, previously announced that it will be unable to consummate an initial business combination on or prior to March 25, 2023, the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”). Accordingly, the Company intends to redeem all of the outstanding Class A ordinary shares that were included in the units issued in the Company’s initial public offering (the “Public Shares”) and thereafter will dissolve and liquidate in accordance with the Articles.

The Company today announced that, after withdrawals of accured interest for payment of the Company’s taxes in accordance with the Company’s Articles, the per-share redemption price has been calculated to be approximately $10.15.

In order to provide for the disbursement of funds from the Company’s trust account, the Company will instruct Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), to take all necessary actions to liquidate the securities held in the trust account. The proceeds from such liquidation will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders of record must deliver their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent, to receive their pro rata portion of such proceeds. Beneficial owners of Public Shares held in “street name,” will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to occur on or about March 29, 2023.

In connection with the Company’s initial public offering, the Company’s sponsor, Rocket Internet Growth Opportunities Sponsor GmbH, agreed to waive any redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

As previously announced, the Company expects that the last day of trading of the Public Shares on the New York Stock Exchange (“NYSE”) will be March 24, 2023, and that NYSE will thereafter file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “will,” “would,” “will continue,” “expects,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward looking statements in this release. You should carefully consider these and the other risks and uncertainties described in the Company’s annual report on Form 10-K and other documents the Company has filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.